NSAR ITEM 77C

Van Kampen American Capital LIT Asset Allocation Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Asset Allocation Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   4,791,660                Against   70,371

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   4,835,594                Against   23,755

                                NSAR ITEM 77C

Van Kampen American Capital LIT Domestic Income Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Domestic Income Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   1,977,222                Against   2,654

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   1,971,887                Against   853

                                NSAR ITEM 77C

Van Kampen American Capital LIT Emerging Growth Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Emerging Growth Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   294,334                  Against   29,104

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   286,532                  Against   36,906

                                NSAR ITEM 77C

Van Kampen American Capital LIT Enterprise Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Enterprise Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   4,700,829                Against   52,877

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   4,713,366                Against   18,292

                                NSAR ITEM 77C

Van Kampen American Capital LIT Global Equity Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Global Equity Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   10,248,503               Against   181,396

                Approval of New Subadvisory Agreement in the event of a change of control of the Adviser.

                  For   10,268,961               Against   180,517

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   10,329,040               Against   130,413

                                NSAR ITEM 77C

Van Kampen American Capital LIT Government Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Government Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   5,840,350                Against   54,815

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   5,822,529                Against   29,091

                                NSAR ITEM 77C

Van Kampen American Capital LIT Money Market Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Money Market Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   21,956,258               Against   428,768

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   22,465,075               Against   77,503

                                NSAR ITEM 77C

Van Kampen American Capital LIT Morgan Stanley Real Estate Securities Portfolio


(a)     A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Morgan Stanley Real Estate Securities Portfolio (the "Fund") included:

        J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy, R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)     The following were voted on at the meeting:

        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                  For   12,141,773               Against   230,547

        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

                  For   12,369,793               Against   94,153